Exhibit 23.1

Consent of Independent Accountants


We consent to the incorporation by reference in this registration statement (Form S-1) of Startech Environmental Corporation of our report dated December 15, 2003, except for note 13, as to which the date is December 19, 2003, included in the October 31, 2003 Annual Report to the Shareholders of Startech Environmental Corporation.



/s/ Kostin Ruffkess & Company, LLC
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Kostin Ruffkess & Company, LLC

Farmington, Connecticut
October 8, 2004